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                                   EXHIBIT 12

                   KSL RECREATION GROUP, INC. AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                 YEARS ENDED OCTOBER 31,
 (in Thousands, except ratios)
                                                              1998           1997           1996           1995           1994
                                                              ----           ----           ----           ----           ----
 Earnings:
    Income (loss) before income taxes and
    extraordinary item..............................       $    14,114   $      2,944   $   (12,461)    $  (16,172)    $   (5,527)
 Add:
    Interest and amortization of debt issuance costs            35,652         31,709         28,769         23,954         17,784
    Minority interests in losses of subsidiary......               129            143             58            201            458
                                                           -----------    -----------    -----------    -----------    -----------

 Total Earnings.....................................       $    49,895    $    34,796   $     16,366   $      7,983    $    12,715
                                                           -----------    -----------    -----------    -----------    -----------
                                                           -----------    -----------    -----------    -----------    -----------

 Fixed charges:
    Interest and amortization of debt issuance costs       $    35,652    $    31,709    $    28,769    $    23,954    $    17,784
    Capitalized interest............................               754              0            577          1,043             79
                                                           -----------    -----------    -----------    -----------    -----------

 Subtotal...........................................       $    36,406    $    31,709    $    29,346    $    24,997    $    17,863
                                                           -----------    -----------    -----------    -----------    -----------

 Ratio of earnings to fixed charges (1).............
                                                                  1.4x           1.1x             --             --             --
                                                           -----------    -----------    -----------    -----------    -----------
                                                           -----------    -----------    -----------    -----------    -----------

     (1) Earnings for fiscal 1996, 1995 and 1994 were insufficient to cover fixed charges by $12,980, $17,014 and $5,148, respectively.